                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-A


               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934



                       SANCHEZ COMPUTER ASSOCIATES, INC.
             (Exact name of registrant as specified in its charter)


                 Pennsylvania                           23-2161560
(State of incorporation or organization)  (I.R.S. Employer Identification No.)


          40 Valley Stream Parkway
          Malvern, Pennsylvania                            19355
(Address of principal executive offices)                 (Zip Code)


       Securities to be registered pursuant to Section 12(b) of the Act:

             Title of each class                 Name of each exchange on which
             to be so registered                 each class is to be registered


                    None                                  Not Applicable



       Securities to be registered pursuant to Section 12(g) of the Act:

                             Common Stock, no par value
                             Subscription Rights

Item 1.    Description of Registrant's Securities to be Registered
           -------------------------------------------------------

     The Registrant is registering 3,484,500 shares of common stock, no par value (the "Common Stock"), and rights (the "Rights") to subscribe for 3,181,500 shares of Common Stock, pursuant to a registration statement on Form S-1 (File No. 333-12863) that was filed with the Securities and Exchange Commission on September 27, 1996, as amended on November 6, 1996 (the "Registration Statement"). Reference is made to the sections entitled "The Offering" and "Description of Capital Stock" in the preliminary prospectus forming a part of the Registration Statement, and all amendments to the Registration Statement subsequently filed with the Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424 of the Securities Act of 1933, as amended. Such Registration Statement and all amendments to the Registration Statement are hereby deemed to be incorporated by reference into this Registration Statement in accordance with the Instruction to Item 1 of this Form.

Item 2.    Exhibits
           --------

           a. Articles of Incorporation of the Registrant. Reference is made to Exhibit 3.1 to the Registration Statement.

           b. By-laws of the Registrant. Reference is made to Exhibit 3.2 to the Registration Statement.

           c. Specimen certificate representing the Common Stock. Reference is made to Exhibit 4.1 to the Registration Statement.

           d. Specimen certificate representing the Rights. Reference is made to Exhibit 4.2 to the Registration Statement.

                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                      SANCHEZ COMPUTER ASSOCIATES, INC.


                                      By:  /s/ Michael A. Sanchez
                                         -------------------------------
                                               Michael A. Sanchez
                                               Chairman of the Board and
                                               Chief Executive Officer


Date:  November 7, 1996